UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2011

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Milpitas Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement, Secured Convertible Promissory Note and Warrant

DayStar Technologies, Inc. (the “Company”) Michael Moretti and Peter A. Lacey, entered into Purchase Agreements (each a “Purchase Agreement”, collectively, the “Purchase Agreements”) dated July 19, 2011. Pursuant to the Purchase Agreement, each of Mr. Moretti and Mr. Lacey agreed to loan the Company $150,000 (the “Loan”) to fund operating capital and general corporate purposes. On July 19, 2011, the Company issued Mr. Moretti and Mr. Lacey (a) a Secured Convertible Promissory Note (the “Notes”) and (b) a warrant to purchase 288,462 shares of the Company’s common stock (subject to adjustment for certain dilutive transactions) (the “Warrants”). The Notes carry an interest rate of 10% per annum and are convertible into shares of the Company’s common stock based on a $0.52 conversion price (subject to adjustment for certain dilutive transactions). The Notes, to the extent that any part of the outstanding principal amount is not converted into shares of common stock, mature on the 180th day after the date of the Notes, are secured by all the assets of the Company, and include customary provisions concerning events of default. The Warrants are immediately exercisable, expire on July 18, 2013, and have an exercise price of $0.52 per share. As a result of this issuance, the conversion price of outstanding bridge notes will be adjusted to reflect the purchase price implied by this issuance.

The foregoing descriptions of the Purchase Agreements, Notes and Warrants do not purport to be complete and are qualified in their entirety by reference to the text of the Purchase Agreements, Notes and Warrants which are included as exhibits to this report and which are incorporated herein by reference.

Mr. Lacey is the Interim Chief Executive Officer, Interim President and is Chairman of the Board of Directors of the Company. As previously disclosed, Mr. Lacey and Mr. Moretti have each previously made bridge loans to the Company. Mr. Lacey has previously loaned the Company $3,200,000 aggregate principal amount and Mr. Moretti has loaned the Company $1,025,000 aggregate principal amount. Messrs. Lacey and Moretti also each hold common stock of the Company and warrants to purchase common stock.

Registration Rights Agreement

In connection with the transaction discussed above, the Company, Mr. Moretti and Mr. Lacey entered into Registration Rights Agreements dated as of July 19, 2011, (the “Registration Rights Agreements”) pursuant to which the Company granted Mr. Moretti and Mr. Lacey registration rights with respect to the shares of the Company’s common stock that may be issued upon either conversion of the Notes or exercise of the Warrants.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreements which are included as an exhibit to this report and which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off - Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02 with respect to the terms and issuance of the Notes and the Warrants. The Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933 in issuing the Notes and the Warrants. The Company has obtained certain representations and warranties of the purchaser contained in the Purchase Agreements to support the Company’s reliance on this exemption.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Note Purchase Agreement

10.2	Form of Secured Convertible Promissory Note

10.3	Form of Registration Rights Agreement

10.4	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: July 25, 2011	By	/s/ Christopher T. Lail
Christopher T. Lail
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Note Purchase Agreement

10.2	Form of Secured Convertible Promissory Note

10.3	Form of Registration Rights Agreement

10.4	Form of Warrant